================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               (AMENDMENT NO. ___)



[x]   Filed by the Registrant

[_]   Filed by a Party other than the Registrant

Check the appropriate box:

[x]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                             LEWIS GALOOB TOYS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid: $

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:
================================================================================

                            LEWIS GALOOB TOYS, INC.
                             500 FORBES BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 30, 1996



TO THE HOLDERS OF COMMON STOCK OF LEWIS GALOOB TOYS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lewis Galoob Toys, Inc. (the "Corporation") will be held at 10 o'clock A.M., local time, on October 30, 1996, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:

1. To elect two (2) directors of the Corporation to hold office until the 1999 Annual Meeting of Stockholders and one (1) director of the Corporation to hold office until the 1997 Annual Meeting of Stockholders, or until the election and qualification of their successors.

2. To consider and vote upon a proposal to amend the Corporation's Certificate of Incorporation to change the name of the Corporation to Galoob Toys, Inc.

3. To vote upon a proposal to approve the Corporation's 1996 Long Term Compensation Plan.

4.    To vote upon a proposal to approve the Corporation's 1996 Share Incentive
      Plan.

5. To vote upon the ratification of the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the fiscal year 1996.

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only holders of record of the Corporation's common stock at the close of business on September 20, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. The transfer books of the Corporation will not be closed.

      Stockholders who find it convenient are cordially invited to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to fill in, sign, date and return the proxy card in the enclosed envelope. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors,

                                    WILLIAM G. CATRON
                                             Secretary

Dated:  September __, 1996

                            LEWIS GALOOB TOYS, INC.
                             500 FORBES BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080


                                PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 30, 1996


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lewis Galoob Toys, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on October 30, 1996, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, and at any adjournment(s) thereof.

      If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, $.01 par value per share ("Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted (l) for the election as directors of the three nominees of the Board of Directors named below, (2) in favor of the proposal to amend the Corporation's Certificate of Incorporation to change the name of the Corporation to Galoob Toys, Inc., (3) in favor of the proposal to approve a new long term compensation plan for executive management of the Corporation (the "1996 Long Term Compensation Plan"), (4) in favor of a proposal to approve a new stock option plan for key employees of the Corporation (the "1996 Share Incentive Plan"), (5) in favor of the ratification of the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the fiscal year 1996, and (6) in the discretion of the proxies named on the proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

      Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking his or her proxy as the case may be, unless such stockholder delivers written notice of revocation to the secretary of the Annual Meeting of Stockholders prior to the exercise of the rights specified by the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy is September __, 1996.

                                    VOTING

      Holders of record of the Corporation's Common Stock on September 20, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting of Stockholders or any adjournment(s) thereof. On the Record Date, there were [__________] shares of Common Stock outstanding and entitled to vote and a majority, or [____________] shares of Common Stock will constitute a quorum for the transaction of business by the holders of the Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Stockholders or any adjournments thereof.

      Nominees for election as directors must receive a plurality of votes cast, in person or by proxy by holders of the outstanding Common Stock entitled to vote at the Annual Meeting of Stockholders to be elected. Abstentions and broker non-votes will have no effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH BELOW.

      The favorable vote of a majority of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the meeting is necessary to amend the Corporation's Certificate of Incorporation to change the name of the Corporation to Galoob Toys, Inc. Abstentions and broker non-votes will have the same effect as votes against the amendment of the Corporation's Certificate of Incorporation. The favorable vote of a majority of the shares of Common Stock represented in person or by proxy is necessary to (i) approve the 1996 Long Term Compensation Plan, (ii) approve the 1996 Share Incentive Plan, and (iii) ratify the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the 1996 fiscal year. Abstentions will have the same effect as votes against the proposals in the immediately preceding sentence, and broker non-votes will be disregarded and will have no effect on the outcome of the votes for the proposals in the immediately preceding sentence. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

      The Corporation's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock which is divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. The Board of Directors is currently comprised of six members, with the first class consisting of one (1) member, the second class consisting of three (3) members and the third class consisting of two (2) members. In accordance with the Corporation's Certificate of Incorporation and By-laws, and in order to maintain each class of directors as nearly equal in number as possible, Paul A. Gliebe, Jr. a member of the second class of directors, whose term of office would have continued until the 1998 Annual Meeting of Stockholders and the election and qualification of his successor, agreed to become a member of the first class of directors and to stand for re-election at the 1996 Annual Meeting of Stockholders. If elected, his term of office would expire at the 1997 Annual Meeting.

      At the forthcoming Annual Meeting of Stockholders to be held on October 30, 1996 two directors of the third class will be elected for a term expiring at the 1999 Annual Meeting of Stockholders and one director of the first class will be elected for a term expiring at the 1997 Annual Meeting of Stockholders. The Board of Directors has recommended Andrew J. Cavanaugh and S. Lee Kling as the nominees for election as directors of the third class and Paul A. Gliebe, Jr. as the nominee for election as a director of the first class. The continuing director of the first class, Mark Goldman, is serving a term that expires on the date of the 1997 Annual Meeting of Stockholders. The continuing directors of the second class, Paul A. Gliebe, Jr., Scott R. Heldfond and Roger Kowalsky, are serving terms that expire on the date of the 1998 Annual Meeting of Stockholders. In connection with his agreement to stand for re-election at the 1996 Annual Meeting of Stockholders, Mr. Gliebe has tendered a resignation from the second class of directors that will automatically become effective concurrently ipso facto upon his election and qualification as a director of the first class.

      Unless otherwise specified on the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast (i) for Andrew J. Cavanaugh and S. Lee Kling as directors of the third class, to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall have qualified and (ii) Paul A. Gliebe, Jr. as a director of the first class to hold office until 1997 and until his successor has been duly elected and shall have qualified. If, for any reason, at the time of election, Mr. Cavanaugh, Mr. Gliebe or Mr. Kling should be unable or unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Mr. Cavanaugh, Mr. Gliebe, or Mr. Kling will be unable or unwilling to serve as a director.

      Information with respect to the Corporation's directors is set forth below.

                                                                                                      HAS BEEN A
      NAME OF                           AGE AT      POSITIONS AND OFFICES PRESENTLY     YEAR TERM      DIRECTOR
      DIRECTOR                       JULY 31, 1996    HELD WITH THE CORPORATION        WILL EXPIRE      SINCE
      --------                      --------------  -------------------------------    -----------    ----------
  Nominees for the Third Class:
  S. Lee Kling..................          67           Director                           1999           1991
  Andrew J. Cavanaugh...........          49           Director                           1999           1993

  Nominee for the First Class:
  Paul A. Gliebe, Jr............          62           Director                           1997           1986

Directors Continuing in Office:
Director of First Class:
  Mark Goldman..................          45           President, Chief Executive         1997           1987
                                                         Officer and Director
Directors of Second Class:
  Scott R. Heldfond.............          50           Director                           1998           1986
  Paul A. Gliebe, Jr. ..........          62           Director                           1998           1986
  Roger Kowalsky................          62           Executive Vice President,          1998           1994
                                                         Chief Financial Officer
                                                         and Director

      Andrew J. Cavanaugh, a director of the Corporation since 1993, serves as a Senior Vice President--Corporate Human Resources of The Estee Lauder Companies Inc. He has been affiliated with Estee Lauder in an executive capacity since 1988. Prior to undertaking his current position, Mr. Cavanaugh served as a Senior Consultant with Coopers & Lybrand, New York City, from 1986 through 1988, and Senior Vice President Administration of Paramount Pictures Corporation from 1984 through 1986.

      Paul A. Gliebe, Jr., a director of the Corporation since 1986, has served as a Vice President of Smith Barney Inc. since 1974. Smith Barney Inc. has provided investment-related services to the Corporation in the past and during the current fiscal year.

      Mark Goldman, a director of the Corporation since 1987, has served as President and Chief Executive Officer of the Corporation since June 1991. From 1987 to June 1991, Mr. Goldman served as Executive Vice President and Chief Operating Officer of the Corporation. Prior to 1987, Mr. Goldman served in various executive capacities at Ages Entertainment Software, Inc. (formerly Sega Enterprises, Inc.) and Mattel, Inc.

      Scott R. Heldfond, a director of the Corporation since 1986, has served as Managing Director of Hales Capital Advisors, LLC, an insurance industry merchant bank firm, since January 1995. Mr. Heldfond also serves as a consultant to Aon Risk Services (successor entity to Rollins Hudig Hall and DSI Insurance Services), an insurance broker. From 1992 to 1994 he was president and CEO of Rollins Real Estate/Investment and prior thereto was president and CEO of DSI Insurance Services. The Corporation has retained Aon in the past and during the current fiscal year.

      S. Lee Kling, a director of the Corporation since 1991, has served since 1991 as Chairman of the Board of Kling Rechter & Company, a merchant banking company which operates in partnership with Barclays Bank PLC. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri ("Landmark"), until December 1991 when Landmark merged with Magna Group, Inc. Mr. Kling had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Magna Group, Inc., Falcon Products, Co., Bernard Chaus Inc., E-Systems, Inc., Top Air Manufacturing, Inc., National Beverage Corp. and Hanover Direct, Inc.

      Roger Kowalsky, a director of the Corporation since April 1994, has served as Executive Vice President and Chief Financial Officer of the Corporation since June 1996. From 1989 to 1996, Mr. Kowalsky served as Director of the Vermont Studio Center, an organization dedicated to visual artists and writers. From 1983 to 1986, Mr. Kowalsky served as Senior Vice President, Finance & Administration for Yale Materials Handling Corporation. Prior to such time, from 1969 to 1982, Mr. Kowalsky worked at Pullman Inc., rising to Executive Vice President, Finance & Administration and President of Pullman Trailmobile, a subsidiary of Pullman Inc.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 1995, the Board of Directors held four (4) meetings. During such period, each of the then-current directors of the Corporation attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

      The Board of Directors has standing executive, audit and compensation committees.

      On July 29, 1996, the Board of Directors of the Corporation unanimously adopted a resolution that eliminated the finance, the nominating and the public responsibility committees. The Board of Directors assigned all of the responsibilities of these committees to the executive committee.

      The members of the executive committee are Mark Goldman, who serves as Chairman, Andrew J. Cavanaugh and S. Lee Kling. The executive committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors except for such matters which are required by law or by the Corporation's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. In addition, the executive committee has the responsibility to nominate persons for election as directors of the Corporation and to monitor the Corporation's financial condition and review its credit and other financing arrangements. The executive committee held one meeting during the fiscal year ended December 31, 1995.

      The members of the audit committee are S. Lee Kling, who serves as Chairman, Scott R. Heldfond and Paul A. Gliebe, Jr. The audit committee's primary responsibilities are to review the Corporation's financial statements, to recommend the appointment of the Corporation's independent auditors and to review the overall scope of the audit. The audit committee held two meetings during the fiscal year ended December 31, 1995.

      The members of the compensation committee are Andrew J. Cavanaugh, who serves as Chairman, Scott R. Heldfond and S. Lee Kling. The compensation committee's primary responsibilities are to review the compensation arrangements relating to senior officers of the Corporation and to administer and make recommendations to the Board of Directors regarding the bonus plans for the senior officers of the Corporation. The compensation committee also administers the Corporation's Amended and Restated 1984 Employee Stock Option Plan (the "1984 Plan"), 1994 Senior Management Stock Option Plan (the "1994 Plan"), the 1995 Non-Employee Directors' Stock Option Plan and, if approved by stockholders, the 1996 Share Incentive Plan and the 1996 Long Term Compensation Plan. The compensation committee held five meetings during the fiscal year ended December 31, 1995.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of August 30, 1996 with respect to the Common Stock of the Corporation beneficially owned by (a) all persons known to the Corporation to own beneficially more than 5% of the Common Stock of the Corporation, (b) all directors and nominees, (c) the Named Executives (as defined under the caption "Executive Compensation") and (d) all executive officers and directors of the Corporation as a group.

                                                           AMOUNT AND       PERCENT OF
                                                           NATURE OF         COMMON
                                                           BENEFICIAL        STOCK
NAME OF BENEFICIAL OWNER(1)                               OWNERSHIP(2)     OWNERSHIP(2)
- ---------------------------                               ------------     ------------
American Express Financial Corporation (3)..............   1,235,100          8.2%

William G. Catron (4)...................................     127,017           *
Andrew J. Cavanaugh (5).................................       5,700           *
Paul A. Gliebe, Jr. (5).................................       6,350           *
Mark D. Goldman (6).....................................     609,041          3.9%
Scott R. Heldfond (5)...................................       7,450           *
Loren H. Hildebrand (7).................................     110,080           *
Ronald D. Hirschfeld (8)................................      99,044           *
S. Lee Kling (5)........................................       9,000           *
Roger Kowalsky (5)......................................       6,550           *
Gary J. Niles (9).......................................     193,311          1.3%
Louis R. Novak (9)......................................     178,410          1.2%

All executive officers and directors as a
group (consisting of 16 persons) (10)...................   1,413,604          8.7%

- -----------------------
*  Less than 1%.

(1)   Unless otherwise indicated, beneficial owner's address is Corporation's address at 500 Forbes Boulevard,
      South San Francisco, California 94080.

(2)   This table identifies persons having sole voting and/or investment power with respect to the shares of
      Common Stock set forth opposite their names as of August 30, 1996, according to the information furnished to the Corporation by each of them. A person is deemed to be the beneficial owner of shares of
      Common Stock that can be acquired by such person within 60 days from August 30, 1996 upon the exercise of options.  Percentage of Common Stock ownership is based on a total of 15,147,151 shares of
      Common Stock outstanding and assumes in each case that the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying the options.

(3)   Address is IDS Tower 10, Minneapolis, MN 55440.

(4)   Includes options to purchase 96,191 shares of Common Stock.

(5)   Includes options to purchase 4,000 shares of Common Stock.

(6)   Includes options to purchase 454,630 shares of Common Stock.


                                     6


(7)   Includes options to purchase 110,080 shares of Common Stock.

(8)   Includes options to purchase 66,191 shares of Common Stock.

(9)   Includes options to purchase 167,950 shares of Common Stock.

(10)  Includes an aggregate of options to purchase 1,105,000 shares of Common Stock.


                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table summarizes the compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Chief Executive Officer of the Corporation and the other five most highly compensated executive officers of the Corporation who earned in excess of $100,000 for the Corporation's fiscal years ended December 31, 1993, 1994 and 1995 (each person appearing in the table is referred to as a "Named Executive"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                       LONG TERM
                                                                        COMPEN-
                                       ANNUAL COMPENSATION              SATION
                                    ------------------------------      ------
                                                           OTHER
                                                          ANNUAL                    ALL OTHER
  NAME AND PRINCIPAL                SALARY     BONUS      COMPEN-                   COMPEN-
       POSITION               YEAR    ($)       ($)      SATION($)     OPTIONS(#)   SATION($)
       --------               ----  -------   -------    ---------     ----------   ---------
Mark D. Goldman               1995  400,000   750,000            0      200,000      3,980(3)
   President and Chief        1994  400,000   600,000            0      229,630(2)   3,760(3)
   Executive Officer          1993  319,500         0            0       29,630      3,540(3)

Gary J. Niles                 1995  300,000   360,000            0            0      1,440(5)
   Executive Vice President,  1994  261,055   316,800            0      157,870(4)   1,440(5)
   Marketing and Product      1993  212,623         0            0       20,370      1,440(5)
   Acquisition

Louis R. Novak                1995  272,803   334,567            0            0        870(7)
   Executive Vice President   1994  261,055   316,800            0      157,870(6)     870(7)
   and Chief Operating        1993  256,797         0            0       20,370        510(7)
   Officer

Loren H. Hildebrand           1995  230,063   282,150            0            0      2,250(9)
   Executive Vice President,  1994  159,375   275,000(8)         0      100,000        840(9)
   Sales

William G. Catron             1995  236,729   217,745            0            0        870(13)
   Executive Vice President,  1994  226,535   206,640            0       86,111(12)    870(13)
   General Counsel, Chief     1993  214,813    25,000(10)   27,429(11)   11,111        870(13)
   Administrative Officer
   and Secretary

Ronald D. Hirschfeld          1995  235,073   216,222            0            0      1,440(14)
   Executive Vice President,  1994  223,634   203,425            0       86,111(12)    510(14)
   International Sales and    1993  198,021         0            0       11,111        510(14)
   Marketing


                                     7

- -----------------------
(1) Other than as provided in this table, there were no other transactions among the Named Executives and the Corporation which are required to be reported in this table.

(2) Represents 229,630 options granted pursuant to the 1994 Plan. Does not include 129,311 shares of Common Stock granted in connection with the termination of the 1992 Senior Management Stock Option Plan (the "1992 Plan").

(3) This amount represents $3,980 in premiums paid by the Corporation with respect to term life insurance in 1995, $3,760 in premiums paid by the Corporation with respect to term life insurance in 1994 and $3,540 in premiums paid by the Corporation with respect to term life insurance in 1993.

(4) Represents 157,870 options granted pursuant to the 1994 Plan. Does not include 88,900 shares of Common Stock granted in connection with the termination of the 1992 Plan.

(5) This amount represents $1,440 in premiums paid by the Corporation with respect to term life insurance in each of 1993, 1994 and 1995.

(6) Represents 157,870 options granted pursuant to the 1994 Plan. Does not include 88,900 shares of Common Stock granted in connection with the termination of the 1992 Plan.

(7) This amount represents $870 in premiums paid by the Corporation with respect to term life insurance in each of 1994 and 1995 and $510 in premiums paid by the Corporation with respect to term life insurance in 1993.

(8) This amount includes a $50,000 bonus paid to the Named Executive in connection with the Named Executive's hiring.

(9) This amount represents $2,250 in premiums paid by the Corporation with respect to term life insurance in 1995 and $840 in premiums paid by the Corporation with respect to term life insurance in 1994.

(10) This amount represents a bonus paid to the Named Executive in connection with the Named Executive's hiring.

(11) This amount includes an automobile allowance (which is provided to all senior officers of the Corporation) paid by the Corporation in 1993 in the amount of $14,400 and fees paid by the Corporation to the Corporation's accountants in the amount of $7,700 in 1993 in connection with the Named Executive's hiring.

(12) Represents 86,111 options granted pursuant to the 1994 Plan. Does not include 48,491 shares of Common Stock granted in connection with the termination of the 1992 Plan.

(13) This amount represents $870 in premiums paid by the Corporation with respect to term life insurance in each of 1993, 1994 and 1995.

(14) This amount represents $1,440 in premiums paid by the Corporation with respect to term life insurance in 1995 and $510 paid by the Corporation with respect to term life insurance premiums paid in 1994 and 1993.


                                  STOCK OPTIONS

      The following table contains information concerning the grant of stock options to the Named Executives during the Corporation's last fiscal year:

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                          ---------------------------------

                                                                           POTENTIAL REALIZED VALUE AT ASSUMED
                                                                               ANNUAL RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS                   APPRECIATION FOR OPTION TERM(1)
                         ------------------------------------------------    -------------------------------
                          SHARES OF    % OF TOTAL
                           COMMON       OPTIONS
                            STOCK     GRANTED TO
                         UNDERLYING   EMPLOYEES IN   EXERCISE
                           OPTIONS    FISCAL YEAR    PRICE     EXPIRATION
NAME                     GRANTED(#)   (OF 320,000)   ($/SH)       DATE          5%($)(3)          10%($)(4)
- ----                     ----------   ------------   ------       ----          --------          ---------
Mark D. Goldman......... 200,000(2)       62.5%       6.125      4/18/05        770,396           1,952,335

Gary J. Niles...........       0           N/A          N/A          N/A            N/A                 N/A

Louis R. Novak..........       0           N/A          N/A          N/A            N/A                 N/A

Loren H. Hildebrand.....       0           N/A          N/A          N/A            N/A                 N/A

William G. Catron.......       0           N/A          N/A          N/A            N/A                 N/A

Ronald D. Hirschfeld....       0           N/A          N/A          N/A            N/A                 N/A

- ---------------
(1)   Potential realizable value is based on the assumed annual growth rates for each of the grants shown over their option term.  The dollar amounts in these columns are for illustrative purposes only as required by the rules of the Securities and Exchange Commission and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the shares of Common Stock.
      Prospective investors are cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will realize value from their option grants only if the price of the shares of
      Common Stock appreciates, which would benefit all stockholders commensurately.
(2)   Options granted under the Amended and Restated 1984 Plan.
(3)   The projected stock price would be $9.98 per share.
(4)   The projected stock price would be $15.89 per share.


      The Corporation does not currently grant stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table sets forth information with respect to the options exercised by the Named Executives during the 1995 fiscal year and the unexercised options held by the Named Executives as of the end of the Corporation's 1995 fiscal year.

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                       SHARES                   OPTIONS AT FISCAL YEAR END(#)     AT FISCAL YEAR-END($)(1)
                     ACQUIRED ON      VALUE     -----------------------------     ------------------------
NAME                 EXERCISE (#)   REALIZED($)   EXERCISABLE  UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- ----                 ------------   -----------   -----------  -------------     -----------   -------------
Mark D. Goldman.....       0            0            244,754        209,876        823,074        1,152,159

Gary J. Niles.......   2,500        7,500            156,080          6,790        442,320           18,673

Louis R. Novak......       0            0            151,080          6,790        415,470           18,673

Loren H. Hildebrand.       0            0             50,000         50,000        300,000          300,000

William G. Catron...       0            0             82,408          3,703        226,622           10,183

Ronald D. Hirschfeld  13,125       44,844             82,408          3,703        226,622           10,183

(1)   The closing sales price of the Common Stock on the New York Stock Exchange on December 31, 1995 was
      $11.75 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

      On October 27, 1994, the Corporation entered into a severance agreement (the "Severance Agreement") with Mark Goldman, effective as of July 13, 1994. The Severance Agreement sets forth severance benefits which are payable if Mr. Goldman's employment is terminated for various reasons, including termination by him of his employment following a change in control of the Corporation, as follows (the "Severance Payment"):

        (i) If Mr. Goldman is terminated without cause (as defined in the Severance Agreement) prior to a Change in Control (as defined in the Severance Agreement), or if Mr. Goldman terminates his employment for good reason (as defined in the Severance Agreement) prior to a Change in Control, the Severance Agreement provides that the Corporation shall pay to Mr. Goldman a lump sum payment equal to (a) two times Mr. Goldman's annualized current base compensation and (b) the greater of (1) two times the greater of (x) the incentive compensation bonus (excluding stock options or shares issued pursuant to a stock option, restricted stock or similar plan or long-term incentive bonuses) paid to Mr. Goldman for the previous year's performance or (y) the incentive compensation bonus (excluding stock options or shares issued pursuant to a stock option, restricted stock or similar plan or long-term incentive bonuses) that would be payable to Mr. Goldman if performance relative to plan for the current year was the same as performance relative to plan year-to-date (such performance is to be measured by the ratio of year-to-date actual performance divided by year-to-date plan performance; the index(es) of performance shall be the same as the most recent annual cash incentive compensation plan approved by the Board of Directors) (the amount equal to the greater of the amounts described in clauses (x) and (y) shall be hereinafter referred to as the "Annual Bonus"); or (2) five hundred thousand dollars ($500,000).

       (ii) If Mr. Goldman is terminated by the Corporation within twenty-four
(24) months following a Change in Control (as defined in the Severance Agreement), or if Mr. Goldman terminates his employment for good reason (as defined in the Severance Agreement) within twenty-four (24) months following a Change in Control, the Severance Agreement provides that the Corporation shall pay to Mr. Goldman a lump sum payment equal to (a) three times Mr. Goldman's annualized current base compensation, (b) the greater of (1) three times the Annual Bonus or (2) five hundred thousand dollars ($500,000) and
(c) three times the car allowance in effect for Mr. Goldman at the time of termination and a lump sum amount equal to three times the insurance and maintenance cost incurred for said vehicle during Mr. Goldman's last full year of employment with the Corporation. Furthermore, the Severance Agreement provides that the Corporation shall continue to provide Mr. Goldman with certain fringe benefits for a period of three years following the date of Mr. Goldman's termination, subject to mitigation by Mr. Goldman.

      (iii) If Mr. Goldman is terminated for cause, or if Mr. Goldman terminates his employment other than for good reason (as defined in the Severance Agreement), the Severance Agreement provides that the Corporation must pay to Mr. Goldman his unpaid compensation for services prior to termination and the value of any accrued unused vacation pay to the date of termination.

The maximum Severance Payment that the Corporation would have been required to make under the Severance Agreement if such amount became payable in fiscal 1995 was approximately $3,515,824. In addition, the Severance Agreement contains a "gross-up" provision which provides that, to the extent that any Severance Payment is subject to certain excise taxes, the Corporation would make an additional gross-up payment so that Mr. Goldman would retain an amount of the Severance Payment equal to the amount he would have retained had there been no such excise taxes.

      Mr. Goldman is employed by the Corporation as its President and Chief Executive Officer without an employment agreement. The Corporation has purchased a life insurance policy in a $2,000,000 face amount for Mr. Goldman who designated the beneficiary of such insurance policy.

      Each of the Executive Vice Presidents of the Corporation has entered into a Severance and Change in Control Agreement (the "Severance and Change in Control Agreement") with the Corporation, which provides, among other things, that if the executive is terminated other than for Cause (as defined in the Severance and Change in Control Agreement) the executive is entitled to continue to receive his salary and certain benefits (excluding the continuation of any bonus) for a period of up to twelve (12) months. These severance payments may be reduced in the event that the executive commences regular full-time employment during such period. If there is a Change in Control (as defined in the Severance and Change in Control Agreement) and the executive's employment is terminated voluntarily or involuntarily (other than for Cause) prior to the first anniversary of a Change in Control, the above-described severance package is replaced with a lump sum payment equal to three (3) times such executive's annual salary and bonus, plus (a) the continuation of certain benefits for a thirty-six (36) month period of time and (b) a pro rata payment of any long-term compensation award. If the executive's employment is terminated involuntarily (other than for Cause) during the next twelve (12) months following the first anniversary of the Change in Control, the executive is entitled to continue to receive his salary and certain benefits (excluding the continuation of any bonus) for a period of up to twenty-four (24) months. In addition, upon a Change in Control, options issued pursuant to the 1984 Plan, the 1994 Plan and the 1996 Share Incentive Plan, will become immediately exercisable.

DIRECTOR COMPENSATION

      Directors who are not full-time employees of the Corporation, each received in fiscal year 1995 an annual director's fee of $15,000 plus $500 for each meeting of the Board of Directors or any committee thereof attended by such director. Furthermore, directors who were not full-time employees of the Corporation received an option immediately exercisable into 2,000 shares of Common Stock on July 1, 1995 and have received and will receive an option immediately exercisable into 2,000 shares of Common Stock on January 1 of each year thereafter until they no longer serve as directors of the Corporation. The exercise price of such options shall be at the market price on the date such options are received. All directors are reimbursed by the Corporation for out-of-pocket expenses incurred by them as directors of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 29, 1996, Mark D. Goldman, President, Chief Executive Officer and Director of the Corporation borrowed $950,000 from the Corporation in connection with the purchase of a personal residence and executed a note payable to the Corporation, which is secured by a second mortgage on such residence. The note bears no interest unless Mr. Goldman's employment with the Corporation is terminated, and, at such time, the note will bear interest at one percent per annum in excess of the Prime Rate charged by Citibank F.S.B. During the term of Mr. Goldman's employment with the Corporation, in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), interest will be imputed at the applicable federal rate, as determined under the Code, and the Corporation will deduct this imputed interest from its tax return. Commencing on September 1, 1996, principal in the amount of $100 shall be paid on the first of each month by Mr. Goldman to the Corporation. The balance of the principal shall be paid on the earlier to occur of (i) August 29, 2006 or (ii) one year from the date Mr. Goldman's employment with the Corporation is terminated.

      Louis R. Novak, Executive Vice President and Chief Operating Officer of the Corporation, borrowed money from the Corporation on July 31, 1995 and April 15, 1996 and on each occasion executed a note payable to the Corporation. The first note, dated July 31, 1995, is in the principal amount of $57,042 and bears interest at the rate of 8.75%. The second note, dated April 15, 1996, is in the principal amount of $60,647.00 and bears interest at the rate of 8.5%. Mr. Novak repaid this indebtedness on September 4, 1996.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and any persons who own more than ten-percent of the Corporation's Common Shares to file reports of initial ownership of the Corporation's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that it complied with all
Section 16(a) filing requirements during the 1995 fiscal year.


                         COMPENSATION COMMITTEE REPORT*

      The compensation committee of the Board of Directors (the "Committee"), subject to the ratification by the entire Board of Directors, establishes and reviews the compensation arrangements for the executive officers of the Corporation, including the Named Executives. The Committee is composed entirely of directors who are neither officers nor employees of the Corporation.

- --------
*The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of the Proxy Statement.

BACKGROUND, OBJECTIVES AND PHILOSOPHY

      The Committee recognizes that the Corporation, under the leadership of its executive management, has successfully achieved a return to profitability, and has established a meaningful platform for ongoing business planning. In setting compensation arrangements for fiscal 1996 and thereafter, the objective of the Committee has been to focus on compensatory elements which incent year to year profitability and encourage effective addressment of strategic growth opportunities.

      The Committee believes that executive compensation arrangements have three appropriate focuses:

   1)  Base salary, set with due regard to competitive practice;

   2) An annual incentive plan, to reward successful performance against year to year profitability goals, and

   3) Long term incentives, tied to indicators of strategic success, and closely allied with stockholder interests.

      The Committee believes that year to year results and strategic business growth are the most important performance measures, and has accordingly assigned a substantial percentage of total compensation opportunity to the annual and long term incentive elements.

      The annual incentive arrangement is principally based on performance by the Corporation against year to year targets for earnings available to common stockholders. The Committee believes that sustained growth in earnings available to common stockholders is the best intermediate term index of the effectiveness of the executive group in directing the manifold tasks inherent in managing a company in a highly competitive and innovation-based business environment. The Committee, in consultation with the Chief Executive Officer, has established year to year objectives for earnings available to stockholders, against which annual incentive awards will be calculated. Bonus opportunities for individual executive officers are computed as a percentage of the individual's base salary. A portion of each annual incentive award is dependent on the achievement of numerate and non-numerate performance goals established in advance by each such executive and the Chief Executive Officer, and reviewed by the Committee.

      The Committee believes that the attainment of planned for, strategic business growth is an essential goal of the Corporation, and it views this aspect of management responsibility as intrinsically allied to an increase in stockholder value. In prior years, the Committee proposed, and the Board of Directors approved, a program of stock option grants as the principal compensatory element by which strategic growth and increased stockholder value were recognized. The Committee and the Board of Directors continue to view the program of stock option grants as appropriate, and the Corporation has submitted for stockholder approval the 1996 Share Incentive Plan, to provide additional option grants for executive officers and other key Corporation personnel. Initial grants under this plan to executive management will contain provisions for the vesting of such options upon the later to occur of (a) the achievement of specified increases in the price of the Common Stock or (b) specified dates. Additionally, the Committee has approved, subject to stockholder approval, the 1996 Long Term Compensation Plan for executive management focused on measurable achievement of strategic growth plans. The Committee has established compound annual growth in earnings per share over a multi-year period as the performance measure for this arrangement, since it views sustained increases in earnings per share as a viable index of sustained business growth and a close surrogate of increased stockholder value. The Board of Directors has approved the proposed 1996 Share Incentive Plan and the 1996 Long Term Compensation Plan subject to stockholder approval.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The Committee and Mr. Goldman have agreed that Mr. Goldman's compensation arrangements shall be determined by the Committee and that Mr. Goldman's annual incentive will be determined on the basis of the same profit plan used in determining the annual bonuses for other executive management. However, the amount of Mr. Goldman's annual bonus will be based solely on the achievement of corporate objectives. Similarly, options under the 1996 Share Incentive Plan will be awarded to Mr. Goldman on the same basis as the Corporation's other executive management, recognizing his senior position grade level. In light of the particular corporate-wide responsibilities of the Chief Executive Officer, the Committee believes that, more than other executive management, the most substantial portion of Mr. Goldman's potential compensation should be tied to the appreciation of the share price of the Corporation's Common Stock.

      In setting Mr. Goldman's incentives, the Committee and Board of Directors considered his leadership and responsibility for planning and completing the turnaround program which culminated in 1994 positioning the Corporation for continued high growth in 1995 as well as his development and implementation of the Corporation's current growth strategy. Consistent with the Committee's philosophy, the potential economic rewards to Mr. Goldman will be realized by him to the extent that stockholder value is enhanced.

                           COMPENSATION COMMITTEE
                           Andrew J. Cavanaugh (Chairman)
                           Scott R. Heldfond
                           S. Lee Kling


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the compensation committee are set forth under "Meetings and Committees of the Board of Directors," and their relationship to the Corporation is set forth under "Election of Directors." None of the members of the Compensation Committee has served as a member of the Compensation Committee of another entity so as to create any Compensation Committee interlock. No members of the Compensation Committee are employed by the Corporation.

                              PERFORMANCE GRAPH**

       The graph below tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in the Corporation's Common Stock, the S&P 500 Index and the Russell 1000 Consumer Discretionary Economic Sector, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF
               LEWIS GALOOB TOYS, INC., S&P 500 AND RUSSELL 1000


[GRAPHIC OMITTED: PURSUANT TO RULE 304(a) OF REGULATION S-T THE PERFORMANCE
                  GRAPH IS DESCRIBED IN TABULAR DATA FORM BELOW]



                                    1990    1991    1992    1993    1994  1995
                                    ----    ----    ----    ----    ----  ----

      Lewis Galoob Toys, Inc........$100    $160    $125    $375    $230  $470
      S&P 500....................... 100     126     132     141     139   187
      Russell 1000.................. 100     129     136     146     143   192

- --------
**The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any filings by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                       APPROVAL OF THE AMENDMENT TO THE
                  CORPORATION'S CERTIFICATE OF INCORPORATION
                               (Proposal No. 2)

      On July 29, 1996, the Board of Directors of the Corporation unanimously adopted a resolution that would amend the Corporation's Certificate of Incorporation to change the Corporation's name to Galoob Toys, Inc. (the "Amendment"), subject to the approval of stockholders of the Corporation.

      The Board of Directors believes that the name change is consistent with the manner in which the Corporation is commonly referred to in the toy industry, and better aligns the corporate name with the Corporation's recognized trademark and logo, enabling the Corporation to better capitalize on the goodwill and strong presence which has been established in the toy industry for the Corporation's trademark and logo in recent years.

      If approved by stockholders at the 1996 Annual Meeting of Stockholders, the new name will become effective upon the filing of an amendment to the Corporation's Certificate of Incorporation with the Secretary of State of Delaware. The change of corporate name will be accomplished by amending Article First of the Corporation's Certificate of Incorporation to read as follows:

      "First: The name of the Corporation is Galoob Toys, Inc. (the "Corporation")."

      The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding and the Corporation's stockholders will not be required to exchange stock certificates to reflect the new name. Stockholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Corporation or its transfer agent.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT IS IN THE BEST INTEREST OF THE CORPORATION AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO CHANGE THE CORPORATION'S NAME TO GALOOB TOYS, INC.


               APPROVAL OF THE 1996 LONG TERM COMPENSATION PLAN
                               (Proposal No. 3)

BACKGROUND

      The Board of Directors is proposing for stockholder approval the 1996 Long Term Compensation Plan. In the opinion of the Board of Directors, the future success of the Corporation depends, in large part, on its ability to attract, retain and motivate executive management with experience and ability. In that respect, after a thorough process involving competitive analysis, review of proprietary and proxy information, and deliberations by the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, the 1996 Long Term Compensation Plan.

      The following description of the 1996 Long Term Compensation Plan is not intended to be complete and is qualified in its entirety by reference to the 1996 Long Term Compensation Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

DESCRIPTION

        The 1996 Long Term Compensation Plan is intended to enhance stockholder value over the longer term by providing executive management with meaningful financial rewards for exceptional corporate performance that results in increases in the Corporation's earnings. The payment of compensation pursuant to the 1996 Long Term Compensation Plan is dependent on the Corporation achieving certain cumulative earnings per share goals (as set forth in the 1996 Long Term Compensation Plan) for the period of July 1, 1996 through December 31, 1998 (the "Performance Period"), which goals reflect a compounded 40% annual growth rate from the Corporation's 1995 actual earnings of $.60 per share of Common Stock. Achieving those specified goals will enable members of executive management to earn an award of up to three (3) times their annual salary in effect on July 1, 1996 (the "Targeted Award"). In addition, exceeding the maximum goal by at least 50% will enable executive management to earn an award equal to 125% of their Targeted Award. The maximum amount of compensation that any member of executive management may receive pursuant to the 1996 Long Term Compensation Plan with respect to the Performance Period is $1.875 million. Payments under the 1996 Long Term Compensation Plan are to be made following written certification by the Committee that the applicable earnings per share goal has been achieved. If stockholder approval of the 1996 Long Term Compensation Plan is not obtained, no payments shall be made under the 1996 Long Term Compensation Plan. The employees currently eligible to participate in the 1996 Long Term Compensation Plan are Mark Goldman and each of the six Executive Vice Presidents of the Corporation (the "Executive Group").

      Stockholder approval of the 1996 Long Term Compensation Plan is being sought to comply with the performance based compensation exception to Section 162(m) of the Code. (See "Approval of the 1996 Share Incentive Plan -- Certain Federal Income Tax Consequences" for a discussion on Section 162(m) of the
Code). Although it is the Committee's intention that amounts paid under the 1996 Long Term Compensation Plan qualify for the performance-based compensation exception to Section 162(m) of the Code, there can be no assurance that such amounts will so qualify.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS BELIEVES THAT THE 1996 LONG TERM COMPENSATION PLAN IS IN THE BEST INTEREST OF THE CORPORATION AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1996 LONG TERM COMPENSATION PLAN.


                   APPROVAL OF THE 1996 SHARE INCENTIVE PLAN
                               (Proposal No. 4)

BACKGROUND

      The Board of Directors is proposing for stockholder approval the 1996 Share Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to provide incentives which will attract and retain highly competent persons as key employees of the Corporation and its subsidiaries, by providing them opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. Furthermore, the Incentive Plan is intended to assist in aligning the interests of the Corporation's key employees to those of its stockholders.

      The Corporation has employed the 1984 Plan and the 1994 Plan for the purposes of attracting, retaining and motivating key employees. As of August 31, 1996, there were only 162,029 shares of Common Stock remaining available for the grant of options under the 1984 Plan, which are expected to be exhausted within the 1997 calendar year, and there were no shares available for the grant of options under the 1994 Plan. During 1996, the Corporation retained an outside corporate compensation consultant to reevaluate the Corporation's executive compensation policies. After a thorough process involving competitive analyses, review of proprietary and proxy information, and deliberations by the Committee, the Board of Directors adopted, subject to stockholder approval, the Incentive Plan on July 29, 1996.

      In structuring the Incentive Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Incentive Plan. This authority will permit the Corporation to keep pace with changing developments in management compensation and make the Corporation competitive with those companies that offer creative incentives to attract and keep key employees. The flexibility of the Incentive Plan will allow the Corporation to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. Many other companies have addressed these same issues in recent years and adopted an "omnibus" type of plan. The Incentive Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

      The following summary of the Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

SHARES AVAILABLE

      The Incentive Plan makes available for Benefits (as defined below) an aggregate amount of 1,850,000 shares of Common Stock, subject to certain adjustments. On July 29, 1996, the Board designated an aggregate amount of (i) 1,000,000 shares of Common Stock for members of the Executive Group, which shares would vest on a stock performance and time basis, and (ii) the remaining 850,000 shares of Common Stock for all key employees. During the term of the Plan, the maximum number of shares of Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 500,000. Any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised, and subject to limited exceptions, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Corporation as part of full payment for the exercise of a stock option or stock appreciation right shall again be available for Benefits under the Incentive Plan.

ADMINISTRATION

      The Incentive Plan provides for administration by a committee (the "Administration Committee") appointed by the Board of Directors from among its members (which will be the Committee), which shall be comprised solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Section 162(m) of the Code. The Administration Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Incentive Plan and to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Administration Committee's powers are the authority to select officers and other key employees of the Corporation and its subsidiaries to receive Benefits, and determine the form, amount and other terms and conditions of Benefits. The Administration Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

ELIGIBILITY FOR PARTICIPATION

      Executive management and key employees of the Corporation or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible key employees is within the discretion of the Administration Committee. All employees are currently eligible to participate in the Incentive Plan.

TYPES OF BENEFITS

      The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; (4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly, in combination, or in tandem as determined by the Administration Committee. Stock awards, performance awards and stock units may, as determined by the Administration Committee in its discretion, constitute performance-based awards, as described below.

STOCK OPTIONS

      Under the Incentive Plan, the Administration Committee may grant awards in the form of options to purchase shares of Common Stock. Options may be either incentive stock options, qualifying for special tax treatment, or non-qualified options. The Administration Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted. In the case of incentive stock options granted to any holder of capital stock of the Corporation (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Corporation (or any subsidiary or parent corporation), the exercise price shall not be less than 110% of the fair market value of the Common Stock on the date the stock option is granted. The exercise price may be paid in cash or, in the discretion of the Administration Committee, by the delivery of shares of Common Stock of the Corporation then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Administration Committee, payment may also be made by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price. The Administration Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Administration Committee may consider such factors as it determines are appropriate.

      No options have been granted under the Incentive Plan; however, on July 29, 1996, the Administration Committee made a recommendation to, and received the approval of, the Board of Directors with respect to the granting of stock options to each of the members of the Executive Group, upon stockholder approval. The Administration Committee has established vesting criteria for those options to be granted based upon the achievement of specified increases in price of the Common Stock over the closing price of such stock on July 29, 1996, which was $25 per share. Accordingly, the stock options will vest in three tranches as follows: (i) one-third will vest on the later to occur of (a) July 29, 1997 or (b) the date on which the Corporation's Common Stock is selling at a trading price (as defined below) of at least $30 per share; (ii) one-third will vest on the later to occur of (a) July 29, 1998 or (b) the date on which the Corporation's Common Stock is selling at a trading price of at least $40 per share; and (iii) one-third will vest on the later to occur of (a) July 29, 1999 or (b) the date on which the Corporation's Common Stock is selling at a trading price of at least $50 per share. To the extent any of the foregoing stock options do not previously vest, such options will become fully exercisable as of July 29, 2002. The "trading price" of the Common Stock is the average of the high and low trading prices per share of the Common Stock for the twenty (20) consecutive trading days preceding such date.

STOCK APPRECIATION RIGHTS (SARS)

      The Incentive Plan authorizes the Administration Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of
(x) the fair market value, or other specified valuation (which shall not be greater than the fair market value), of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than fair market value), of such shares of Common Stock on the date the right is granted, all as determined by the Administration Committee. Each SAR shall be subject to such terms and conditions as the Administration Committee shall impose from time to time. Consistent with past practice under the 1984 Plan and the 1994 Plan, the Corporation does not currently anticipate that SARs will be issued under the Incentive Plan.

STOCK AWARDS

      The Incentive Plan authorizes the Administration Committee to grant awards in the form of restricted or unrestricted shares of Common Stock ("Stock Awards"), which includes mandatory stock bonus incentive compensation and which may constitute Performance-Based Awards. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Administration Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Administration Committee over a designated period of time.

PERFORMANCE AWARDS

      The Incentive Plan allows for the grant of performance awards which may take the form of shares of Common Stock or stock units, or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Administration Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Administration Committee. Payment of earned Performance-Based Awards will be made in accordance with terms and conditions prescribed or authorized by the Administration Committee. The participant may elect to defer, or the Administration Committee may require the deferral of, the receipt of Performance-Based Awards upon such terms as the Administration Committee deems appropriate.

STOCK UNITS

      The Administration Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A "Stock Unit" means a notational account representing one share of Common Stock. The Administration Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Incentive Plan). Upon vesting of a Stock Unit, unless the Administration Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant unless the Administration Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

PERFORMANCE-BASED AWARDS

      Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Administration Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards are to be based upon one of more of the following factors: net sales, pre-tax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Corporation, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing.

      With respect to Performance-Based Awards, the Administration Committee shall establish in writing, (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Administration Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

OTHER TERMS OF BENEFITS

      The Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution. The Administration Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Administration Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person.

      Upon the grant of any Benefit under the Incentive Plan, the Administration Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after July 28, 2006. The Board of Directors reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.

      The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Corporation. In addition, if there is a Change in Control (as defined in the Incentive Plan) of the Corporation, all then outstanding Stock Options and SARS granted under the Incentive Plan immediately become exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The statements in the following paragraphs of the principal federal income tax consequences of Benefits under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

      INCENTIVE STOCK OPTIONS. Incentive stock options ("ISOs") granted under the Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

      An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Corporation from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-qualified Stock Options and Stock Appreciation Rights".

      Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

      An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

      The Corporation will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Corporation generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

      NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Non-qualified stock options ("NSOs") granted under the Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

      As a result of Section 16(b) of the Exchange Act, under certain circumstances the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (i.e., the "Deferral Period")) for any individual who is an officer or director of the Corporation or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Corporation. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

      The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NSO, the Corporation may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

      A federal income tax deduction generally will be allowed to the Corporation in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

      If an individual exercises an NSO by delivering shares of Common Stock to the Corporation, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Corporation likewise generally will be entitled to an equivalent tax deduction.

      OTHER AWARDS. With respect to other Benefits under the Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

      With respect to Benefits under the Incentive Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") -- an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any.

      The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Incentive Plan will be subject to both wage withholding and other employment taxes.

      The Corporation generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

      DIVIDENDS AND DIVIDEND EQUIVALENTS. To the extent Benefits under the Incentive Plan earn dividend or dividend equivalents, whether paid currently or credited to an account established under the Incentive Plan, an individual generally will recognize ordinary income with respect to such dividend or dividend equivalents.

      CHANGE IN CONTROL. As described above, upon a "change in control" of the Corporation, all the then outstanding Stock Options and SARs will become immediately exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Corporation (as defined in Section 280G of the Code), including payments under the Incentive Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Corporation and the individual would be subject to a 20% excise tax on such portion of the payments.


      CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Corporation believes that Stock Options, SARs and Performance-Based Awards granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

OTHER INFORMATION

      The closing price of a share of Common Stock as reported on the New York Stock Exchange for September __, 1996 was $_____ per share.

      The Incentive Plan is being submitted for stockholder approval in accordance with the laws of the State of Delaware and to comply with rules of the Securities and Exchange Commission and the New York Stock Exchange. The favorable vote of a majority shares of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the Incentive Plan. If the Incentive Plan is not approved by the stockholders, the Corporation will reconsider the alternatives available with respect to the compensation of officers and key employees.

      THE BOARD OF DIRECTORS BELIEVES THAT THE 1996 SHARE INCENTIVE PLAN IS IN THE BEST INTEREST OF THE CORPORATION AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1996 SHARE INCENTIVE PLAN.

       NEW PLAN BENEFITS UNDER THE 1996 LONG TERM COMPENSATION PLAN AND
                         THE 1996 SHARE INCENTIVE PLAN

      Due to the fact that the 1996 Long Term Incentive Plan is based upon the future performance of the Corporation over the Performance Period, the amounts that will be received under such plan are not determinable at the present time. If the 1996 Long Term Incentive Plan were based on the performance of the Corporation over the two and one-half year period ending December 31, 1995 (the "Preceding Performance Period"), the amount that would have been awarded under such plan would have been zero. Notwithstanding the foregoing, the amount that would have been awarded over the Preceding Performance Period is provided for illustrative purposes only as required by the rules of the Securities and Exchange Commission and, therefore, is not intended to forecast future financial performance of the Corporation or the awards to executive management under the 1996 Long Term Compensation Plan.

      No stock options have been granted under the 1996 Share Incentive Plan.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                               (Proposal No. 5)

      Upon recommendation of the audit committee, the Board of Directors has appointed Price Waterhouse LLP as the Corporation's independent accountants for the fiscal year ending December 31, 1996.

      In the event stockholders do not ratify the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.

      A representative of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS.


                                OTHER BUSINESS

      The Board of Directors of the Corporation knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Any stockholder who wishes to present a proposal for action at the next annual meeting, and who wishes to have it set forth in the Corporation's 1997 Proxy Statement and identified in the form of proxy proposed by the Corporation, must notify the Corporation in such a manner that such notice is received by the Corporation by a reasonable time before the solicitation is made and in such form as is required by the rules and regulations promulgated by the Commission.

      The Corporation's By-laws provide that any stockholder entitled to vote in the election of directors generally may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is received by the Secretary of the Corporation not later than 90 days prior to such meeting; provided that if less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice must be received no later than the close of business on the 10th day following the date on which such notice of the date of such meeting is first given to stockholders. A copy of the pertinent By-law provision, which sets forth additional requirements for the form of such notice, is available on request from William G. Catron, Secretary, Lewis Galoob Toys, Inc., 500 Forbes Boulevard, South San Francisco, California 94080.


                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

      The Annual Report to Stockholders of the Corporation for the year ended December 31, 1995 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.


                             COST OF SOLICITATION

      The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has retained ChaseMellon Shareholder Services, L.L.C. ("Solicitation Agent") to assist in the solicitation of proxies. The Corporation will pay to Solicitation Agent a fee for proxy solicitation services in the amount of $7,500 plus reasonable out-of-pocket expenses. In addition to solicitation by mail, solicitations may be made personally, by telephone, by telegraph or by mail by officers, directors and employees of the Corporation, without additional remuneration therefor, and arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for their reasonable out-of-pocket expenses.

      It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                    By Order of the Board of Directors,

                                    WILLIAM G. CATRON
                                             Secretary

Dated: September __, 1996
      South San Francisco,
      California

                                                                     EXHIBIT A
                            LEWIS GALOOB TOYS, INC.
                       1996 LONG TERM COMPENSATION PLAN


1.    PURPOSE

The Lewis Galoob Toys, Inc. 1996 Long Term Compensation Plan (the "Plan") has been adopted for the purposes of enhancing shareholder value over the long term by providing meaningful financial rewards to executive management for exceptional performance as measured by the achievement of rigorous long-term goals.


2.    PERFORMANCES PERIOD AND MEASUREMENT STANDARD

The Plan shall cover the financial performance period of July 1, 1996 through December 31, 1998 (the "Performance Period"). Performance shall be measured by reported earnings per share for Lewis Galoob Toys, Inc. (the "Company") during the Performance Period ("Earnings per Share"). Earnings Per Share for this purpose will be "fully diluted" or "diluted" Earnings Per Share whichever may be applicable under generally accepted accounting principles for the particular reporting period. The reported Earnings Per Share amount used for measuring performance under the Plan shall reflect adjustments due to:

            (i) any extraordinary gains or losses, as defined under generally accepted accounting principles ("GAAP");

            (ii) gains or losses resulting from one-time adjustments due to changes in tax law or GAAP; and

            (iii) any other extraordinary, unusual, or non-recurring gains or losses which are quantified and identified separately in footnotes to the annual financial statements or in "Management's Discussion and Analysis of Financial Conditions and Results of Operation" appearing in an applicable annual report to shareholders of the Company.


3.    PARTICIPATION

The Compensation Committee (the "Committee") of the Board of Directors shall select and designate in writing those members of executive management who shall be eligible to participate in the Plan no later than September 28, 1996. Each person designated a participant shall be notified in writing of his or her eligibility to participate in the Plan and of the dollar amount of his or her Target Award Opportunity (as described below).


4.    TARGET AWARD OPPORTUNITIES

Each participant shall have a target award opportunity equal to 300% of his or her annualized salary as of July 1, 1996 (a "Target Award Opportunity") provided, however, no participant shall receive an award in excess of $1.875 million under the Plan with respect to the Performance Period. The extent, if any, to which this Target Award Opportunity will result in a monetary payment will depend on the degree of achievement of certain Earnings Per Share goals during the Performance Period.


5.    EARNINGS PER SHARE GOAL AND PAYMENT SCHEDULE

The Earnings Per Share performance standard for the Plan shall be cumulative Earnings Per Share, as reported quarterly during the Performance Period. The Earnings Per Share performance standard shall be based upon the achievement of a compounded 40% annual growth rate from the Company's 1995 actual earnings of $.60 per share of Common Stock (the "Plan Achievement"), as set forth below. Upon reaching a 90% threshold level of % of Plan Achievement (set forth below), the % of Target Award Opportunity Earned (set forth below) shall begin to increase pro rata up to the next higher % of Target Award Opportunity Earned. The following schedule sets forth the amounts to be paid to Plan participants upon the Company's achievement of certain cumulative Earnings Per Share during the Performance Period:


  PLAN ACHIEVMENT
(CUMULATIVE EARNINGS
PER SHARE FOR 7/1/96           % OF PLAN             % OF TARGET AWARD
 THROUGH 12/31/98)            ACHIEVEMENT            OPPORTUNITY EARNED
- -------------------       --------------------      --------------------

    $5.53                         150%                      125%
     3.69                         100                       100
     3.32                          90                        50
- -------------------       --------------------      --------------------
    $3.31                  less than 90                      0

6.    PAYMENT TERMS

Prior to the time any payments to Plan Participants are made pursuant to the Plan and in all events prior to March 30, 1999, the Committee shall certify the cumulative Earnings Per Share for the Performance Period in writing and direct the Company to make the appropriate payment, if any, to each participant and/or to establish a deferred payment account in the name of a participant, provided such participant has filed a valid deferral payment election with the Committee no later than June 30, 1998. Each participant shall be notified by the Company prior to April 1, 1998 of the conditions governing any deferral accounts and delayed payments, including the interest or investment return rates terms which shall be available.


7.    TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL

      a) Termination of employment with the Company for any reason prior to January 1, 1999 shall result in full forfeiture of a participant's right to any payment under the Plan, except in the event of a participant's death or disability or as otherwise determined by the Committee. In the event of termination of employment due to death or disability of a participant prior to January 1, 1999, the participant, or the executor or administrator of the estate of the deceased participant, or the person or persons to whom the deceased participant's rights hereunder shall pass by will or the laws of descent or distribution shall be entitled to a pro rata payment based upon the participant's actual period of service during the Performance Period. For purposes of this Section 7, the "pro rata payment amount" shall be determined by multiplying (x) the product obtained by multiplying (a) the participant's Target Award Opportunity by (b) the % of Target Award Opportunity Earned by (y) the quotient obtained by dividing (a) the number of days beginning July 1, 1996 up to the date of termination, by (b) nine hundred and fourteen (914).

      b) Notwithstanding any other provisions of this Plan, if there is a Change in Control of the Company, the participant shall be entitled to a pro rata payment amount based upon the cumulative earnings of the Company through the end of the fiscal quarter in which a Change in Control occurs and participant's actual period of service during the Performance Period through the end of the fiscal quarter in which the Change in Controls occurs. For purposes of this
Section 7, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                  (i) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the issued and outstanding common stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company; or

                  (ii) The majority of the Company's Board of Directors is no longer comprised of the incumbent directors who constitute the Board of Directors on the Effective Date (as hereinafter defined) and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

                  (iii) The Company's common stock, par value $.01 per share, shall cease to be publicly traded; or

                  (iv) A sale of all or substantially all of the assets of the Company; or
                  (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (ii) or (iii) above, and such transaction shall have been consummated.


8.    PLAN ADMINISTRATION

      a) Authority - The Committee shall be responsible for overseeing the administration of the Plan and accordingly has full power to interpret the Plan and to adopt such rules and regulations and guides for carrying out the Plan as it may deem necessary or proper. All decisions shall be made solely in the best interests of the Company and in keeping with the purposes of the Plan. The Committee's powers include, but are not limited to, selecting participants, establishing such additional terms and conditions governing the Plan as it deems appropriate, adopting any and all modifications, amendments, procedures and regulations, and making all other determinations as it deems appropriate for the administration of this Plan. All decisions made by the Committee shall be final and binding on all persons affected by such decisions.

      b) Plan Amendment and Termination - The Committee may amend or terminate the Plan in its sole discretion.

9.    MISCELLANEOUS

The following provisions are generally applicable to the Plan:

      a) Non-transferability - No interest in the Plan shall be assignable or transferable other than by will or by laws of descent and distribution, or by power of attorney if a participant is deemed incompetent.

      b) Tax Withholding - The Company shall have the right to deduct from any payment made under the Plan a sufficient amount, as may be applicable, to cover any statutory withholding tax requirements or to take such other action as may be necessary to satisfy any such tax withholding obligations.

      c) Other Plan "Compensation" - No payments under the Plan shall be deemed a part of any participant's regular, recurring compensation for purposes of calculating payments or benefits from any other Company benefit, compensation, severance or similar plan.

      d) No Right to Benefit or to Employment - Except as designated by the Committee, no person shall have any right to participate under this Plan, and no participant, by virtue of participation in the Plan shall have a right to be retained as an employee of the Company.

      e) Binding Arbitration - Any dispute or disagreement regarding participation and a participant's claim under the Plan shall be settled solely by arbitration in accordance with the applicable rules of the American Arbitration Association.

      f) Unfunded Plan - The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by participation in the Plan, such obligation shall merely constitute a general unsecured liability to the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

      g) Effective Date - The Plan shall be effective as of July 29, 1996, the date on which the Plan was adopted by the Committee (the "Effective

            Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive a Target Award Opportunity hereunder.

                                                                     EXHIBIT B
                            LEWIS GALOOB TOYS, INC.
                           1996 SHARE INCENTIVE PLAN


      1. PURPOSE. The Lewis Galoob Toys, Inc. 1996 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Lewis Galoob Toys, Inc. (the "Company") and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees to those of its stockholders.

      2.  ADMINISTRATION.

      (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee), and shall be comprised solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of the Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

      (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

      3. PARTICIPANTS. Participants will consist of such key employees of the Company and any subsidiary corporation of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

      4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

      5. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 1,850,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 500,000, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 500,000 (in each case, subject to adjustments made in accordance with Section 12 hereof). Other than those shares of Common Stock subject to Benefits that are cancelled or terminated as a result of the Committee's exercise of its discretion with respect to Performance-Based Awards as provided for in Section 11, any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part of full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that any individual participant may receive.

      6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of
Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the option is granted.

          (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee determined at the date of grant, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee determined at the date of grant, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

          (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

          (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are key employees of the Company or subsidiary corporation of the Company at the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options will be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. Notwithstanding anything to the contrary contained herein, no Incentive Stock Option may be exercised later than ten years after the date it is granted.

      7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

      8. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

      9.  PERFORMANCE AWARDS.

      (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such

Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

      (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

      (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

      10.    STOCK UNITS.

      (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. Stock Units may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

      (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

      (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

      (d) A "Stock Unit" means a notational account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

      11. PERFORMANCE-BASED AWARDS. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards are to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

      12.    ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

      (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of
Section 422 of the Code.

      (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately become exercisable. For purposes of this
Section 12(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

          (i) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the issued and outstanding common stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company; or

          (ii) The majority of the Company's Board of Directors is no longer comprised of the incumbent directors who constitute the Board of Directors on the Effective Date (as hereinafter defined) and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

          (iii) The Company's Common Stock shall cease to be publicly traded; or

          (iv) A sale of all or substantially all of the assets of the Company;
      or

          (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (ii) or (iii) above, and such transaction shall have been consummated.

      The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

      13. TRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

      14. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines at the date of grant, appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

      15. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

      16. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

      17. TENURE. A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

      18. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      19. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      20. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 20 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Benefits that may be granted to any individual under the Plan or (ii) modify the requirements as to eligibility for Benefits under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

      21. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

      22. EFFECTIVE DATE. (a) The Plan shall be effective as of July 29, 1996, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive and Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

      (b) This Plan shall terminate on July 28, 2006 (unless sooner terminated by the Board of Directors).

                            LEWIS GALOOB TOYS, INC.

               ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 30, 1996


      The undersigned hereby appoints William G. Catron and H. Alan Gaudie, and each of them, his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of common stock of Lewis Galoob Toys, Inc. (the "Corporation") of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., Pacific Time, on October 30, 1996 or at any adjournment(s) thereof (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

                                    Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

                                    Dated______________________________________

                                    ___________________________________________

                                    ___________________________________________
                                    Signature(s) of Stockholder(s)

                                    This Proxy shall be signed exactly as your names(s) appears hereon, if as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

               PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.


This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
              ---

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. The Board of Directors recommends that you vote FOR the following proposals:
                                      ---

1.    To elect three Directors:

      [_] For the nominees listed below   [_] WITHHOLD AUTHORITY to vote for all
                                              nominees listed below

Nominees:  Andrew J. Cavanaugh, Paul A. Gliebe, Jr., S. Lee Kling

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

                         ______________________________

                         ______________________________

                         ______________________________

2. To amend the Corporation's Certificate of Incorporation to change the name of the Corporation to Galoob Toys, Inc.

                   FOR        AGAINST            ABSTAIN
                   [_]        [_]                [_]



3.    To approve the Corporation's 1996 Long Term Compensation Plan.

                   FOR        AGAINST            ABSTAIN
                   [_]        [_]                [_]



4.    To approve the Corporation's 1996 Share Incentive Plan.

                   FOR        AGAINST            ABSTAIN
                   [_]        [_]                [_]



5. To ratify the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the fiscal year 1996.

                   FOR        AGAINST            ABSTAIN
                   [_]        [_]                [_]



6.    To transact such other business as may properly come before the Meeting.

                   FOR        AGAINST            ABSTAIN
                   [_]        [_]                [_]




                                    C-2